EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July ____, 2014, between Aspen Group Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1

Definitions. In addition to the terms defined elsewhere in this Agreement the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(k).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.2.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i)

the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Company Counsel” means Nason Yeager Gerson White & Lioce, P.A., with offices located at 1645 Palm Beach Lakes Blvd, 12th Floor, West Palm Beach, Florida 33401.

“Deficiency” shall have the meaning ascribed to such term in Section 5.4.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Discussion Time” shall have the meaning ascribed to such term in Section 3.2(g).

“Effective Date” means the date of effectiveness of a registration statement filed with the Commission by the Company pursuant to the Registration Rights Agreement.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, consultants, advisors or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the existing members of the Board of Directors or a majority of the members of a committee of directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, (c) shares of Common Stock or the repricing of any shares of Common Stock or Common Stock Equivalents upon any anti-dilution adjustment to Common Stock and Common Stock Equivalents held by current unaffiliated shareholders of Aspen Group as of the date of this Agreement, (d) securities issued to a registered broker-dealer as commission or fees in connection with any financing transactions, (e) securities issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financing, equipment lease, bank credit arrangement or commercial leasing transaction entered into for primarily non-capital markets purposes and non-equity financing purposes, and (f) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(i).

“Indebtedness” means any obligation for borrowed money.

“Initial Closing” shall have the meaning ascribed to such term in Section 2.2(a).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Large Purchaser” shall have the meaning ascribed to such term in Section 5.17(a).

“Lead Investors” means Charlestown Jupiter Fund LLC and Sophrosyne Capital LLC.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 5.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(a).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Maximum Offering” means the sale of Securities for aggregate gross proceeds of up to a maximum of $4,030,000.

“Minimum Offering” means the sale of Securities for aggregate gross proceeds of at least $1,500,000.10.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(n)

“New Securities” means any capital stock of the Company, whether now authorized or not, and rights, convertible securities, options or warrants to purchase capital stock, and securities of any type whatsoever, including debt, that are, or may become, exercisable or convertible into capital stock; provided, however, that the term New Securities does not include securities issued pursuant to an Exempt Issuance.

“Participation Maximum” shall have the meaning ascribed to such term in Section 5.17(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Notice” shall have the meaning ascribed to such term in Section 5.17.

“Pro Rata Portion” shall have the meaning ascribed to such term in Section 5.17(e).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 5.18.

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 5.18.

“Purchasers” shall have the meaning ascribed to such term in the Preamble.

“Purchaser Designee” shall have the meaning ascribed to such term in Section 4.1.

“Purchaser Party” shall have the meaning ascribed to such term in Section 5.11.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants, ignoring any conversion or exercise limits set forth therein.

“Required Shares” shall have the meaning ascribed to such term in Section 4.1.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(i).

“Securities” means the Common Stock, the Warrants, and the Underlying Shares.

“Securities Act” shall have the meaning ascribed to such term in the Recitals.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” shall mean, as to each Purchaser, the aggregate amount to be paid for the Securities purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 5.17(a).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 5.17(b).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(b) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Successor Designee” shall have the meaning ascribed to such term in Section 4.3.

“Trading Day” means a day on which the New York Stock Exchange is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, the Registration Rights Agreement, all schedules and exhibits thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Action Stock Transfer Corp. the transfer agent of the Company, with a mailing address of 2469 E Fort Union Blvd, Suite 214, Salt lake City, UT 84121, and a facsimile number of (801) 274-1099, and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon exercise of the Warrants.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 5.13.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means, collectively, the warrants to purchase Common Stock delivered to the Purchasers at the Closing in accordance with Section 2.4(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to five years and an exercise price equal to $0.19 per share subject to adjustment therein, in the form of Exhibit A attached hereto.

ARTICLE II
PURCHASE AND SALE

2.1

Term of the Offering; Minimum.

(a)

At Closing, the Company agrees to sell, and each Purchaser agrees to purchase, the number of shares of Common Stock listed on the signature page of such Purchaser, at a price per share of $0.155, and a Warrant to purchase the number of shares of Common Stock that is equal to fifty percent (50%) of the shares of Common Stock subscribed for by such Purchaser pursuant to this Agreement.

(b)

The offering of the Securities hereunder, up to the Maximum Offering, shall be made directly by the Company to “accredited investors” as such term is defined under Rule 501(a) of the Securities Act.

(c)

The minimum purchase that may be made by any prospective investor, which total shall include purchases made by Affiliates of a prospective investor, shall be $50,375. Subscriptions for investment below the minimum investment may be accepted at the discretion of the Company. The Company reserves the right to reject any subscription made hereby, in whole or in part, in their sole discretion. The Company’s agreement with each Purchaser is a separate agreement and the sale of the Securities to each Purchaser is a separate sale.

2.2

Closing.

(a)

Subject to the satisfaction or waiver of the closing conditions contained herein, the purchase, sale, and issuance of the Securities shall take place remotely via exchange of documents and signatures on July 25, 2014 at one or more closings (the “Initial Closing”). After the Initial Closing, subsequent closings (each of which shall be referred to as a “Closing”) up to the Maximum Offering may take place at any time prior to August 31, 2014 (the “Termination Date”) as determined by the Company. The last Closing of this offering, occurring on or prior to the Termination Date, shall be referred to as the “Final Closing.”  Any subscription documents or funds received after the Final Closing will be returned, without interest or deduction.

(b)

All Subscription Amounts shall be paid directly to the Company in connection with each Closing.

2.3

Closing Conditions.

(a)

The obligations of the Company hereunder in connection with a Closing are subject to the following conditions being met:

(i)

the Company obtaining at the Initial Closing aggregate gross proceeds at least equal to the Minimum Offering;

(ii)

the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein;

(iii)

all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iv)

the delivery by each Purchaser of the items set forth in Section 2.4(b) of this Agreement.

(b)

The respective obligations of the Purchasers hereunder in connection with a Closing are subject to the following conditions being met:

(i)

the Company obtaining at the Initial Closing aggregate gross proceeds at least equal to the Minimum Offering;

(ii)

the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(iii)

all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iv)

the delivery by the Company of the items set forth in Section 2.4(a) of this Agreement;

(v)

there shall have been no Material Adverse Effect with respect to the Company since March 17, 2014;

(vi)

From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to Closing, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing;

(vii)

The Company shall have taken appropriate corporate action to grant to Michael Mathews, its Chief Executive Officer, and other current directors an aggregate of a minimum of 975,000 stock options and a maximum of 2,600,000 stock options, exercisable at $0.155 per share with the actual number calculated on a pro rata basis based upon the amount of gross proceeds; and

(viii)

The Company and Michael Mathews shall have extended the due date of the $1,600,000 of notes held by Mr. Mathews to January 1, 2016; and

(ix)

The Company shall have entered into an agreement with Alpha Capital Anstalt (“Alpha”), pursuant to which Alpha agrees to waive its rights granted pursuant to that certain letter agreement, dated as of December 17, 2013, insofar as such rights preclude the Company from issuing or selling any common stock equivalents at a price per share less than $0.15.

2.4

Deliveries.

(a)

On each Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)

this Agreement duly executed by the Company;

(ii)

an agreement executed by the current noteholders, warrantholders and optionholders of the Company, holding securities of the Company exercisable or convertible into, in the aggregate, the number of shares of Common Stock which would permit the Company to issue the Required Minimum in accordance with Section 5.12, agreeing that such noteholders, warrantholders and optionholders will not exercise or convert their notes, warrants or options, as applicable, until the later of: (i) such time as the Company has amended its Certificate of Incorporation pursuant to Section 242 of the General Corporation Law of the State of Delaware to increase the number of shares of Common Stock the Company is authorized to issue to 250,000,000 and (ii) the Closing Date (assuming such date is on or before August 31, 2014);

(iii)

a certificate evidencing the number of shares of Common Stock subscribed for by the Purchaser, registered in the name of such Purchaser;

(iv)

a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to fifty percent (50%) of the number of shares of Common Stock subscribed for by the Purchaser;

(v)

the Registration Rights Agreement duly executed by the Company; and

(vi)

a legal opinion of Company Counsel, in form and substance to be agreed upon with counsel to each of the Lead Investors. To the extent that subscriptions are received prior to an investment from a Lead Investor, the legal opinion will be delivered when the Company’s counsel delivers its opinion to each Lead Investor.

(b)

On or before each Closing Date, each Purchaser shall deliver or cause to be delivered to the Company (except as noted) the following:

(i)

this Agreement duly executed by such Purchaser;

(ii)

such Purchaser’s Subscription Amount as to the Closing by wire transfer to a bank account designated by the Company; and

(iii)

the Registration Rights Agreement duly executed by such Purchaser.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding Section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a)

Organization and Qualification. The Company and each of its Subsidiaries (defined below) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective Certificate or Articles of Incorporation, bylaws or other organizational or charter documents except as disclosed on Schedule 3.1(a). Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification, except as disclosed on Schedule 3.1(a).

(b)

Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(b). Except as disclosed on Schedule 3.1(b), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(c)

Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)

No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s Certificate or Articles of Incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)

Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents other than (i) filings required pursuant to Section 5.7, (ii) the filing with the Commission of the Registration Statement, (iii) the filing of Form D with the Commission, and (iv) any filings required to be made pursuant to applicable state securities laws (collectively, the “Required Approvals”).

(f)

Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Maximum Offering on the date hereof.

(g)

No Disqualifying Events.

(i)

As of the date hereof, the Company is not disqualified from relying on Rule 506 of Regulation D under the Securities Act for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Securities, and it has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) exists as of the date hereof;

(ii)

The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether there are any matters that would have triggered disqualification under Rule 506(d) but which occurred before September 23, 2013, and, if there are any such matters, they have been or will be disclosed to the Purchasers as required by Rule 506(e); and

(iii)

Any outstanding securities of the Company (of any kind or nature) that were issued in reliance on Rule 506 at any time on or after September 23, 2013 have been issued in compliance with Rule 506(d) and (e) and no party has any reasonable basis for challenging any such reliance on Rule 506 in connection therewith.

(h)

Capitalization. The capitalization of the Company as of July 24, 2014 is as set forth on Schedule 3.1(h). Except as set forth on Schedule 3.1(h), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. Except as set forth on Schedule 3.1(h), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(h), and as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as disclosed on Schedule 3.1(h), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. Except as disclosed on Schedule 3.1(h), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(i)

SEC Reports; Financial Statements. Except as set forth on Schedule 3.1(i) of the Disclosure Schedules, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials and any amendments filed through the date hereof, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as disclosed on Schedule 3.1(i) as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 3.1(i), the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Except as disclosed on Schedule 3.1(i), such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(j)

Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed on Schedule 3.1(j), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(j), no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(k)

Litigation. Except as described in the SEC Reports, or as set forth on Schedule 3.1(k), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l)

Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. Except as disclosed on Schedule 3.1(l), none of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)

Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(n)

Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any Material Permit.

(o)

Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p)

Patents and Trademarks. Except as disclosed on Schedule 3.1(p) or the SEC Reports, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)

Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. The Company has obtained key man life insurance policies for the benefit of the Company for Michael Mathews in an amount no less than $3,000,000. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)

Transactions with Affiliates and Employees. Except as set forth in the SEC Reports or Schedule 3.1(r), none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s)

Sarbanes Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting

(t)

Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent,

investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u)

Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(v)

Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(w)

Registration Rights. Other than each of the Purchasers and as set forth on Schedule 3.1(w), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company. Except for security holders who have securities of the Company registered on an effective registration statement of the Company as of the date of this Agreement, there are no outstanding registration rights which are superior to the registration rights being provided to the Purchasers under the Registration Rights Agreement.

(x)

Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y)

Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)

No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)

Solvency. Based on the consolidated financial condition of the Company as of the Closing after giving effect to the receipt by the Company of the proceeds from the sale of the Maximum Offering hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Final Closing.

(bb)

Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(cc)

No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(dd)

Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee)

Accountants. The Company’s accounting firm is set forth on Schedule 3.1(ee) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending April 30, 2014.

(ff)

No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(gg)

Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh)

Acknowledgement Regarding Purchasers’ Trading Activity. Notwithstanding anything in this Agreement or elsewhere herein to the contrary (except for Sections 3.2(g) and 4.15 hereof), it is understood and acknowledged by the Company that (i) none of the Purchasers has been asked to agree by the Company, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock; and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ii)

The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(jj)

Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(kk)

Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ll)

U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(mm)

Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(nn)

Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(oo)

DTC Eligibility. The Company, through its Transfer Agent, is a participant in the Depository Trust Company Fast Automated Securities Transfer Program or similar system, which provides for the Company’s Common Stock to be transferred electronically between brokers.

(pp)

Pursuant to the agreement entered into by and between the Company and Alpha, as required by Section 2.3(b)(ix) of this Agreement, Alpha has waived its rights under that certain letter agreement, dated as of December 17, 2013, by and between the Company and Alpha, and accordingly, Alpha has no rights to receive anti-dilution shares apart from rights generally applicable to all shareholders of the Company. The Company can, if necessary, sell Common Stock, Common Stock Equivalents, or rights to acquire Common Stock or Common Stock Equivalents, at a price per share less than $0.15.

3.2

Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser hereby, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)

Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)

Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)

Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)

Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(e)

Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f)

General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, Article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g)

Short Sales and Confidentiality Prior To The Date Hereof. Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(h)

Information. The Purchaser acknowledges it has been furnished with or has had access to the Company’s SEC Reports on or prior to Closing. The Purchaser has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Offering and to obtain such additional information necessary to verify the accuracy of same as the Purchaser reasonably desires in order to evaluate the investment. The Purchaser acknowledges it does not desire to receive any further information from the Company in order to make an investment in the Securities. The Purchaser has received no representations or warranties from the Company, its employees, agents or attorneys in making this investment decision other than as set forth in this Agreement.

ARTICLE IV

BOARD REPRESENTATION

4.1

Appointment of Purchaser Designees. For two years from the date of this Agreement, so long as a Lead Investor (or their Affiliates) continues to own beneficially at least ten percent (10%) of the shares of Common Stock (including shares of Common Stock issued or issuable upon exercise of the Warrants) purchased pursuant to this Agreement (the “Required Shares”), such Lead Investor shall be entitled, but not required, to designate one member of the Board of Directors (each member of the Board of Directors so designated being a “Purchaser Designee”). In each case, the designation of a Purchaser Designee shall be as provided herein. Within sixty (60) calendar days of receipt by the Company of a written designation of a Purchaser Designee, including the designees’ Company stock ownership, Company relationships and biographical information as provided by current members of the Board of Directors, the Company shall take all reasonable steps to ensure the appointment of a Purchaser Designee to the Board of Directors, which steps may include the preparation of a proxy statement and the holding of a special meeting of the stockholders of the Company to obtain stockholder approval for such appointment. Notwithstanding the foregoing, all Purchaser Designees must first be approved by the Chairman of the Board of Directors, with such approval not to be unreasonably withheld. If a Purchaser Designee is not approved by the Chairman of the Board of Directors, then the Lead Investor designating such Purchase Designee shall be entitled to propose a replacement Purchaser Designee, which Purchaser Designee shall also be subject to approval by the Chairman of the Board of Directors. The Company hereby acknowledges and agrees that the appointment of a Purchaser Designee may require the resignation or removal of a current Director or Directors of the Company.

4.2

Restrictions on Purchaser Designees. The Purchaser Designees (i) shall be bound by confidentiality obligations with respect to the Company and its business to the same extent as are other directors of the Company; and (ii) if deemed necessary by a majority vote of the Board of Directors in consultation with Company Counsel, shall not participate in any Board of Directors deliberations or action (including, but not limited to, Board presentations or discussions), or receive information, relating to any matter to which the designating Lead Investor (or any of its Affiliates) is either directly or indirectly involved or has any interest that is competing or inconsistent with the interests of the Company.

4.3

Successor Designees. If a Purchaser Designee shall cease to serve as a director for any reason, the Board of Directors shall appoint and elect a replacement director designated by the Purchaser to serve out the remaining term of the existing director upon written notice to the Company by the designating Lead Investor, but subject to the same approval requirements for Purchaser Designees set forth in Section 4.1 (each individual being so designated being a “Successor Designee”).

4.5

Indemnification Agreement. The Company shall enter into an Indemnification Agreement with each Purchaser Designee or Successor Designee prior to the commencement of his or her service on the Board of Directors, which agreement shall be in such form and substance as has been executed by the current members of the Board of Directors.

4.6

Status of Purchaser Designee. The Company and the Lead Investors hereby acknowledge and agree that (i) a Purchaser Designee appointed to the Board of Directors pursuant to this Section 4 shall not be deemed an employee of the Company by virtue of such appointment; and (ii) the appointment to the Board of Directors of a Purchaser Designee shall not denote effective control of the Company by the designating Lead Investor.

4.7

No Increase to Size of Board of Directors. The Company hereby covenants and agrees that, after the date of this Agreement, so long as any Lead Investor (or its Affiliates) continues to own beneficially the Required Shares, the Company will not increase the size of the Board of Directors without the prior written consent of any Lead Investor who owns beneficially the Required Shares, which consent can be withheld in the sole discretion of the applicable Lead Investors.

ARTICLE V
OTHER AGREEMENTS OF THE PARTIES

5.1

Transfer Restrictions.

(a)

The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 5.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)

The Purchasers agree to the imprinting, so long as is required by this Section 5.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

THIS SECURITY [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c)

Certificates evidencing the Common Stock and/or Underlying Shares shall not contain any legend (including the legend set forth in Section 5.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such shares of Common Stock and/or Underlying Shares pursuant to Rule 144, or (iii) if such shares of Common Stock and/or Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such shares of Common Stock Underlying Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). If all or any portion of the shares of Common Stock are sold or any portion of the Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Common Stock and/or Underlying Shares, or if such shares of Common Stock and/or Underlying Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if such shares of Common Stock and/or Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such shares of Common Stock and/or Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such  shares of Common Stock and/or Underlying Shares shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required under this Section 5.1(c), it will, no later than five Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing the shares of Common Stock and/or Underlying Shares, as applicable, issued with a restrictive legend (such fifth Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section. Certificates for shares of Common Stock and/or Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(d)

In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Common Stock and/or Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 5.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)

Each Purchaser, severally and not jointly with the other Purchasers, agrees that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 5.1 is predicated upon the Company’s reliance upon this understanding.

5.2

Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Securities, including the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

5.3

Furnishing of Information. Until the time that no Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports that are required to be filed by the Company pursuant to Section 15(d) the Exchange Act, even if the Company is not then otherwise subject to the reporting requirements of the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

5.4

Amendment of Certificate of Incorporation. The Company covenants to amend its Certificate of Incorporation pursuant to Section 242 of the General Corporation Law of the State of Delaware to increase the number of shares of Common Stock the Company is authorized to issue to 250,000,000. In the event that the Company fails to amend its Certificate of Incorporation pursuant to this Section 5.4 by November 1, 2014 (the “Deficiency”), then, in addition to any other rights the Purchasers may have hereunder or under applicable law, on November 1, 2014, and each monthly anniversary thereafter until the Deficiency is cured, the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the purchase price paid by such Purchaser pursuant to this Agreement, up to a maximum of 6%. If the Company fails to pay any partial liquidated damages pursuant to this Section 5.4 in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of the Deficiency.

5.5

Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities to the Purchasers in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

5.6

Exercise Procedures. The form of Notice of Exercise included in the Warrants sets forth the totality of the procedures required of the Purchasers in order to exercise the Warrants. No additional legal opinion or other information or instructions shall be required of the Purchasers to exercise their Warrants. The Company shall honor exercises of the Warrants and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

5.7

Securities Laws Disclosure; Publicity. At any time when in connection with a Closing the Company has received at least $1 million from any Purchaser, the Company shall, by 8:30 a.m. (New York City time) on the 2nd Trading Day immediately following the Closing, issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby and including the Transaction Documents as exhibits thereto. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (ii).

5.8

Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

5.9

Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

5.10

Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for the purposes set forth on Schedule 5.10.

5.11

Indemnification of Purchasers.  Subject to the provisions of this Section 5.11, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

5.12

Reservation and Listing of Securities.

(a)

The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)

If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 100% of (i) the Required Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to the Transaction Documents, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s Certificate of Incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 75th day after such date; provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

(c)

The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such

Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

5.13

Subsequent Equity Sales. From the date hereof until such time as the Purchasers hold in the aggregate less than 10% of the Common Stock purchased under this Agreement, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

5.14

Equal Treatment of Purchasers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

5.15

Short Sales and Confidentiality After The Date Hereof. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it, will execute any Short Sales during the period commencing with the Discussion Time and ending at such time the transactions contemplated by this Agreement are first publicly announced as described in Section 5.7. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 5.7, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 5.7. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

5.16

Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

5.17

Participation in Future Financing.

(a)

From the date hereof until the date that is six months from the Effective Date, except as disclosed on Schedule 5.17(a), upon any issuance by the Company or any of its Subsidiaries of New Securities (a “Subsequent Financing”), each Purchaser who, individually or with its Affiliates, purchases at least $200,000 of Securities pursuant to this Agreement (a “Large Purchaser”), shall have the right to participate in a Subsequent Financing in an amount up to 100% of such Subsequent Financing (the “Participation Maximum”), on the same terms, conditions and price provided for in such Subsequent Financing.

(b)

At least five (5) Trading Days prior to the closing of a Subsequent Financing, the Company shall deliver to each Large Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Large Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Large Purchaser for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Large Purchaser. A Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected, and shall include a term sheet or similar document relating thereto as an attachment.

(c)

Any Large Purchaser desiring to participate in a Subsequent Financing must provide written notice to the Company, by no later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Large Purchasers have received the Pre-Notice, that such Large Purchaser is willing to participate in a Subsequent Financing, the amount of such Large Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in a Subsequent Financing Notice. If the Company receives no such notice from a Large Purchaser as of such fifth (5th) Trading Day, such Large Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d)

If by 5:30 p.m. (New York City time) on the fifth (5th ) Trading Day after all of the Large Purchasers have received the Pre-Notice, notifications by the Large Purchasers of their willingness to participate in a Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of a Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in a Subsequent Financing Notice.

(e)

If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Large Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Large Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Large Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Large Purchaser participating under this Section 5.17 and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Large Purchasers participating under this Section 5.17.

(f)

If a Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice, the Company must provide the Large Purchasers with a second Subsequent Financing Notice, and the Large Purchasers will again have the right of participation set forth above in this Section 5.17.

(g)

The Company and each Large Purchaser agree that, if any Large Purchaser elects to participate in a Subsequent Financing, the transaction documents related to such Subsequent Financing shall not include any term or provision whereby such Large Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Large Purchaser.

(h)

Notwithstanding anything to the contrary in this Section 5.17 and unless otherwise agreed to by such Large Purchaser, the Company shall either confirm in writing to such Large Purchaser that the transaction with respect to a Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in a Subsequent Financing, in either case in such a manner such that such Large Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of a Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to a Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Large Purchaser, such transaction shall be deemed to have been abandoned and such Large Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

Notwithstanding the foregoing, this Section 5.17 shall not apply in respect of (i) an Exempt Issuance, or (ii) an underwritten public offering of Common Stock.

5.18

Public Information. At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities, may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the

Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchasers to transfer the Common Stock and/or Underlying Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 5.18 are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

5.19

Capital Changes. Until the one year anniversary of the Effective Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers unless the purpose of the reverse split is to meet the minimum stock price under any of the initial listing requirements of the Nasdaq or New York Stock Exchanges (including the NYSEMKT).

ARTICLE VI
MISCELLANEOUS

6.1

Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.2

Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

6.3

Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least 51% in interest of the Common Stock purchased pursuant to this Agreement (including shares of Common Stock issued or issuable upon exercise of the Warrants purchased pursuant to this Agreement) then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.4

Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.5

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

6.6

No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 5.11.

6.7

Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an  inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.8

Expenses. The Company and each Purchaser shall pay their own expenses in connection with the transactions contemplated by this Agreement; provided, however, that the Company shall pay the reasonable fees not to exceed $45,000 and expenses of K&L Gates LLP, legal counsel to a Lead Investor. Such fees shall be paid immediately upon the Initial Closing, but in no event later than September 1, 2014.

6.9

Survival. The representations and warranties shall survive the Closing and the delivery of the Securities for the applicable statute of limitations.

6.10

Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.11

Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.12

Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice.

6.13

Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

6.14

Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.15

Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.16

Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.

6.17

Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

6.18

Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.19

Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

6.20

Waiver of Jury Trial. In any action, suit or proceeding in any jurisdiction brought by any party against any other party, the parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ASPEN GROUP, INC.
By:__________________________________________ Name: Michael D. Mathews Title: Chief Executive Officer Address: Fax:
With a copy to (which shall not constitute notice): Nason, Yeager, Gerson, White & Lioce, P.A. 1645 Palm Beach Lakes Blvd. 12th Floor West Palm Beach, FL 33401 Fax: (561) 686-5442

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ____________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________

Name of Authorized Signatory: ____________________________________

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Fax Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:____________

Shares of Common Stock:____________

Underlying Shares: ________________

Social Security Number/ EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

[Signature Page to Securities Purchase Agreement]